UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2007

JUPITERMEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26393	06-1542480
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Old Kings Highway South, Darien, CT	06820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 662-2800

Not Applicable

(Former name or former address, if changed since last report)

Item 1.01.	Entry into a Material Definitive Agreement.

On July 17, 2007, the Registrant agreed to acquire all of the shares of capital stock (the “Acquisition”) of Mediabistro.com Inc., a private company incorporated in Delaware (“Mediabistro”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 17, 2007, by and among the Registrant, Mediabistro Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant (“Merger Sub”), Mediabistro and Laurel Touby, as agent for the security holders of Mediabistro, in which, among other things, (x) the Merger Sub would merge with and into Mediabistro, (y) the separate existence of Merger Sub would cease, and (z) Mediabistro would continue its existence as both the surviving corporation and a wholly-owned subsidiary of the Registrant. Mediabistro, based in New York City, is a career and community site for media and creative professionals, and includes job postings, educational courses, events, forums, original content and a premium subscription service. The Acquisition closed the following day on July 18, 2007 concurrently with the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

The consideration paid in the Acquisition consisted of $20.0 million in cash and a two year earn-out that could result in an additional $3.0 million in cash consideration. Funding for this acquisition was secured through the Registrant’s recently announced closing of a $115 million senior credit facility arranged by KeyBanc Capital Markets.

The description of the Merger Agreement contained herein is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 18, 2007, the Registrant consummated the transactions contemplated by the Merger Agreement. The transactions are more fully described in Item 1.01 of this Current Report. The Merger Agreement (as defined in Item 1.01 of this Current Report) is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On July 18, 2007, the Registrant issued a press release announcing the closing of the Acquisition. The Acquisition is more fully described in Item 1.01 of this Current Report. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits:

10.1 Agreement and Plan of Merger, dated as of July 17, 2007, by and among Jupitermedia Corporation, a Delaware corporation, Mediabistro Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Jupitermedia Corporation, Mediabistro.com Inc., a Delaware corporation and Laurel Touby, as agent for the security holders of the Company.

99.1	Press Release, dated July 18, 2007, of Jupitermedia Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

JUPITERMEDIA CORPORATION

By	/s/ Donald J. O’Neill
Name:	Donald J. O’Neill
Title:	Vice President and Chief Financial Officer

Date: July 20, 2007

EXHIBIT INDEX

Exhibit:

10.1	Agreement and Plan of Merger, dated as of July 17, 2007, by and among Jupitermedia Corporation, a Delaware corporation, Mediabistro Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Jupitermedia Corporation, Mediabistro.com Inc., a Delaware corporation and Laurel Touby, as agent for the security holders of the Company.

99.1	Press Release, dated July 18, 2007, of Jupitermedia Corporation.